               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    NURSECARE HEALTH CENTERS, INCORPORATED
                                   SUITE 205
                       3 STATION SQUARE, PAOLI, PA 19301

PENNSYLVANIA                                 23-1712311
State of Incorporation of Organization       I.R.S. Employer ID No.

Commission File No. 0-7667

Registrant's Telephone Number: 610-644-4051

Item 4 Changes in Registrant's Certifying Accountant

(a) Previous independent accounts

    (i) On November 25, 1997 Nursecare Health Centers, Inc. o dismissed Zelenkofske o Axelrod as its independent accountants.
   (ii) The reports of Zelenkofske o Axelrod on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
  (iii) In connection with its audits for the two most recent fiscal years and through November 25, 1997, there have been no disagreements with Zelenkofske o Axelrod on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Zelenkofske o Axelrod would have caused them to make reference thereto in their report on the financial statements for such years.
   (iv) During the two most recent fiscal years and through November 25, 1997, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (l) (V).
    (v) The Registrant has requested that Zelenkofske o Axelrod furnish it with a copy of a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b) New independent accountants

    (i) The Registrant engaged Baratz & Associates as its new independent accountants as of November 25, 1997. During the two most recent fiscal years and through November 25, 1997, the Registrant has not consulted with Baratz & Associates on items which (1) were or should have been subjected to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304 (a) (2)).

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Nursecare Health Centers, Inc.
                                     ------------------------------
                                     Registrant


      1/9/98                         /s/ Frank H. Slattery, III
----------------------               ----------------------------------
Date                                 Frank H. Slattery, III, Treasurer



                        Nursecare Health Centers, Inc.